Exhibit 10.1

WEGENER CORPORATION

2010 INCENTIVE PLAN

EFFECTIVE DATE: JANUARY 1, 2010

WEGENER CORPORATION

2010 INCENTIVE PLAN

EFFECTIVE: JANUARY 1, 2010

WEGENER CORPORATION
2010 INCENTIVE PLAN
EFFECTIVE DATE: JANUARY 1, 2010

1.	Purpose.

The Wegener Corporation 2010 Incentive Plan has been adopted for the purpose of attracting and retaining persons of ability as directors, employees or consultants or advisors of Wegener Corporation and its subsidiaries, motivate and reward good performance, encourage such employees to continue to exert their best efforts on behalf of the Company and its subsidiaries and provide opportunities for stock ownership by such employees in order to increase their proprietary interest in the Company by providing incentive awards to Key Employees (as hereinafter defined), whose responsibilities and decisions directly affect the performance of the Company and its subsidiaries. Such incentive awards may, in the discretion of the Board or Committee, consist of common stock of the Company (subject to such restrictions as the Board or Committee may determine or as provided herein), performance units or stock appreciation rights payable in such stock or cash, or incentive or nonqualified stock options to purchase such stock, or any combination of the foregoing, all as the Board or Committee may determine.

2.	Definitions.

When used herein, the following terms shall have the following meanings:

“Award” means an award granted to any Eligible Participant or Key Employee in accordance with the provisions of the Plan in the form of Options, SARS, Restricted Stock, Deferred Stock or Performance Units, or any combination of the foregoing.

“Beneficiary” means the beneficiary or beneficiaries designated pursuant to Section 10 to receive the amount, if any, payable under the Plan upon the death of an Eligible Participant or Key Employee.

“Board” means the Board of Directors of the Company.

“Change in Control Event” shall be as defined in Code §409A (as such Section shall be amended and further explained from time to time), which generally provides as set forth below.

(a) Change in Ownership. The acquisition by any individual, entity or group (a “Person”) of ownership of stock of the Company that, together with stock held by such Person, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. However, if any Person is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person is not considered to cause a change in ownership of the Company (or to cause a change in the effective control of the Company). An increase in the percentage of stock owned by any one Person as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph. This paragraph applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction.

(b) Change in Effective Control. (i) The acquisition by any individual, entity or group during the 12-month period ending on the date of the most recent acquisition by such Person, of ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company; or (ii) the replacement of a majority of members of the Board during any 12-month period by directors whose appointment or election is not endorsed by two-thirds ( 2/3) of the members of the Board prior to the date of the appointment or election.

A change in effective control also may occur in any transaction in which either of the two corporations involved in the transaction has a “Change in Ownership” or “Change in Ownership of a Substantial Portion of the Company’s Assets.” If any one Person is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person is not considered to cause a change in the effective control of the Company (or to cause a “Change in Ownership” of the Company within the meaning of this Section).

(c) Change in Ownership of a Substantial Portion of Assets. The acquisition by any Person during the 12-month period ending on the date of the most recent acquisition by such Person, of assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition(s). For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

In the event of any conflict between the summary contained in this Section and the definition of “Change in Control” as defined in Code Section 409A, Code Section 409A shall govern. No Change in Control Event shall be deemed to have occurred in the event of a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer, within the meaning of IRS Notice 2005-1, Q&A-14(b).

“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered).

“Committee” means the Committee, if any, appointed by the Board pursuant to Section 11. If no Committee is appointed by the Board, the Board shall function as and in place of the Committee.

“Company” means Wegener Corporation and its successors and assigns.

“Deferred Stock” means Stock credited to an Eligible Participant or Key Employee under the Plan subject to the requirements of Section 8 and such other restrictions as the Committee deems appropriate or desirable.

“Eligible Participant(s)” shall mean directors, officers, Key Employees of the Company and its subsidiaries, consultants, advisors and other persons who may not otherwise be eligible to receive qualified incentive stock options under Section 422 of the Code.

“Fair Market Value” shall mean:

(a) if the Stock is actively traded on any national securities exchange, the closing price at which sales of Stock shall have been sold on the most recent trading date immediately prior to the date of determination, as reported by any such exchange selected by the Committee on which the shares of Stock are then traded; or

(b) if the shares of Stock are not actively traded on any such national securities exchange, the average of the closing high “bid” and low “asked” prices for the shares of Stock on the over-the-counter market on the most recent trading date immediately prior to the determination date as determined by the Committee and reported by such system; or

 (c) if there are no “bid” and “asked” prices available or if the shares of Stock are not traded on the over-the-counter market, the fair market value of a share of Stock as determined in good faith by the Committee in compliance with Code Section 409A taking into account such relevant facts and circumstances deemed by the Committee to be material to the value of the Stock in the hands of the Eligible Participant or Key Employee, which may include opinions or reports prepared by independent experts; provided, however, that at the time of grant of any Award other than an incentive stock option, the Committee, in its sole discretion, may elect to, and if it so elects, shall irrevocably specify its commitment to, determine Fair Market Value for all purposes under the Plan with respect to such Award, based on the “average selling price” of the Stock, within the meaning of Code Section 409A, as of the date of determination and a period of up to nine trading days immediately preceding such date, which period must be specified in the Award.

Notwithstanding the above, Fair Market Value of a share of Stock shall be determined in accordance with all applicable laws, including in the case of incentive stock options the valuation principles described in Code Section 422 and in all cases in accordance with Code Section 409A.

“Key Employee” means an officer or other key employee of any Participating Company who, in the judgment of the Committee, is responsible for or contributes to the management, growth or profitability of the business of any Participating Company.

 “Option” means an option to purchase Stock, including Restricted Stock but not Deferred Stock, if the Committee so determines, subject to the applicable provisions of Section 5 and awarded in accordance with the terms of the Plan and which may be an incentive stock option qualified under Section 422 of the Code or a nonqualified stock option.

“Participating Company” means the Company or any subsidiary or other affiliate of the Company; provided, however, for incentive stock options only, “Participating Company” means the Company or any corporation which at the time such option is granted under the Plan qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” contained in Section 425(f) of the Code; and provided further, for nonqualified stock options only, “Participating Company” means the Company or any other corporation if the Company is an “eligible issuer of service recipient stock” within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(iii)(E) with respect to the Eligible Participants and/or Key Employees of such corporation.

“Non-Employee Director” shall mean each such person who is a member of the Board of Directors of the Company but who is not a full-time employee of the Company.

“Performance Unit” means a performance unit subject to the requirements of Section 6 and awarded in accordance with the terms of the Plan.

“Plan” means the Wegener Corporation 2010 Incentive Plan, as the same may be amended, administered or interpreted from time to time.

“Restricted Stock” means Stock delivered under the Plan subject to the requirements of Section 7 and such other restrictions as the Committee deems appropriate or desirable; provided, however, in all events, restrictions placed on such Restricted Stock shall result in the Restricted Stock being substantially nonvested within the meaning of Treasury Regulation Section 1.83-3(b).

 “SAR” means a stock appreciation right subject to the appropriate requirements under Section 5 and awarded in accordance with the terms of the Plan.

“Stock” means the $.01 par value common stock of the Company.

“Total Disability” means an Eligible Participant or Key Employee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.

3.	Shares Subject to the Plan.

The aggregate number of shares of Stock which may be awarded under the Plan or subject to purchase by exercising an Option shall not exceed one million two hundred fifty thousand (1,250,000) shares. The maximum total number of shares of Restricted Stock, Deferred Stock and/or Performance Units that may be granted at full value shall not exceed five hundred thousand (500,000) shares. Such shares shall be made available from authorized and unissued shares. No repurchased shares may be issued or delivered under the Plan. The Committee may, in its discretion, decide to award other securities issued by the Company that are convertible into Stock or make such other securities subject to purchase by an Option, in which event the maximum number of shares of Stock into which such other securities may be converted shall be used in applying the aggregate share limit under this Section 3 and all provisions of the Plan relating to Stock shall apply with full force and effect with respect to such convertible securities. If any shares of Stock awarded or subject to purchase by exercising an Option under the Plan are not delivered or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or Deferred Stock or termination, expiration or a cancellation with the consent of a participant of an Option, SAR or a Performance Unit, such shares of Stock shall again become available for award under the Plan; provided, however, that if the Option price of any Option granted under the Plan is satisfied by tendering shares of the Company’s Stock to the Company (by either actual delivery or by attestation) or if shares of the Company’s Stock are tendered or are withheld upon the exercise of the Option to satisfy any applicable tax withholding, such tendered or withheld Stock will not be available for re-issuance under the Plan.

4.	Grant of Awards and Award Agreements.

(a) Subject to the provisions of the Plan and compliance with Code Section 409A, the Committee shall, (i) determine and designate from time to time those Eligible Participants and Key Employees or groups of Eligible Participants and Key Employees to whom Awards are to be granted; (ii) determine the form or forms of Award to be granted to any Eligible Participant or Key Employee; (iii) determine the amount or number of shares of Stock, including Restricted Stock or Deferred Stock if the Committee so determines, subject to each Award; (iv) determine the terms and conditions of each Award; (v) determine whether and to what extent Eligible Participants and Key Employees shall be allowed or required to defer receipt of any Awards or other amounts payable under the Plan to the occurrence of a specified date or event; provided, however, that no Award shall be granted after the expiration of ten years from the effective date of the Plan.

(b) Each Award granted under the Plan shall be evidenced by a written Award Agreement, in a form approved by the Committee. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted and such other terms and conditions as the Committee may specify.

5.	Stock Options and Stock Appreciation Rights.

(a) With respect to Options and SARS, the Committee shall (i) authorize the grant of incentive stock options, nonqualified stock options, SARs or a combination of incentive stock options, nonqualified stock options and SARS; (ii) determine the number of shares of Stock subject to each Option or the number of shares of Stock that shall be used to determine the value of an SAR; (iii) determine whether such Stock shall be Restricted Stock (but not Deferred Stock), in the Committee’s discretion; (iv) determine the time or times when and the manner in which each Option shall be exercisable and the duration of the exercise period; and (v) determine whether or not all or part of each Option may be canceled by the exercise of an SAR; provided, however, that (A) no Option shall be granted after the expiration of ten years from the effective date of the Plan and (B) the aggregate Fair Market Value (determined as of the date an Option is granted) of the Stock (disregarding any restrictions in the case of Restricted Stock) for which incentive stock options granted to any Key Employee under this Plan may first become exercisable in any calendar year shall not exceed $100,000. The Committee’s determinations made pursuant to (ii) through (v) of this paragraph shall be set forth in the Award Agreement granting any Option.

 (b) The exercise period for a nonqualified stock option shall not exceed ten years and one day from the date of grant, and the exercise period for an incentive stock option or SAR, including any extension which the Committee may from time to time decide to grant, shall not exceed ten years from the date of grant; provided, however, that, in the case of an incentive stock option granted to a Key Employee who, at the time of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company (a “Ten Percent Stockholder”), such period, including extensions, shall not exceed five years from the date of grant.

(c) The Option or SAR exercise price per share shall be determined by the Committee at the time any Option is granted and set forth in the Award Agreement granting such Option and shall be not less than (i) in the case of incentive stock options and any tandem SARs, 100% of the Fair Market Value, or in the case of an incentive stock option and any tandem SARs granted to a Ten Percent Stockholder, 110% of the Fair Market Value, on the date the Option and any tandem SARs are granted; or (ii) in the case of any other Options or SARS, at least 100% of Fair Market Value, disregarding any restrictions in the case of Restricted Stock, on the date the Option or SAR is granted.

(d) No part of any Option or SAR may be exercised until (i) the Eligible Participant or Key Employee who has been granted the Award shall have remained in the employ or service of a Participating Company for such period, if any, after the date on which the Option or SAR is granted, as the Committee may specify, or (ii) achievement of such performance or other criteria, if any, by the Eligible Participant or Key Employee, the Company or any subsidiary, affiliate or division of the Company, as the Committee may specify, and the Committee may further require exercisability in installments.

(e) Subject to Section 10(c), except as otherwise provided in the Plan, the purchase price of the shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise in the form specified in the Award Agreement covering such Option, which may provide for payment either in cash or in such other consideration as the Committee deems appropriate, including Stock, or, with respect to nonqualified options, Restricted Stock (but not Deferred Stock), already owned by the optionee, having a total Fair Market Value equal to the purchase price, or a combination of cash and such other consideration having a total Fair Market Value equal to the purchase price; provided, however, that if payment of the exercise price is made in whole or in part in the form of Restricted Stock, the Stock received upon the exercise of the Option shall be Restricted Stock, as the case may be, at least with respect to the same number of shares and subject to the same restrictions or other limitations as the Restricted Stock paid on the exercise of the Option.

 (f) (i) If a Key Employee who has been granted an Option or SAR dies (A) while an employee of any Participating Company, or (B) within three months after termination of his or her employment because of his or her Total Disability, his or her Options or SARs may be exercised, to the extent that the Key Employee shall have been entitled to do so on the date of his or her death or such termination of employment, by the person or persons to whom the rights under the option or SAR pass by will, or if no such person has such right, by his or her executors or administrators, at any time, or from time to time, within 12 months after the date of death or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(b) above.

(ii) If the Key Employee’s employment by any Participating Company terminates because of his or her Total Disability and such participant has not died within the following three months, he or she may exercise his or her Options or SARS, to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within 12 months after the date of the termination of his or her employment within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(b) above.

(iii) If the Key Employee’s employment terminates for any other reason, he or she may exercise his or her Options or SARs to the extent that he or she shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, within three months after the date of the termination of his or her employment or within such other period, and subject to such terms and conditions as the Committee may specify, but not later than the expiration date specified in Section 5(b) above.

 (g) No Option or SAR granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option shall be exercisable only by him or her.

(h) With respect to an incentive stock option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an incentive stock option within the meaning of Section 422 of the Code.

(i) Upon exercise of an SAR, the Eligible Participant or Key Employee shall be entitled, subject to such terms and conditions as the Committee may specify, to receive upon exercise thereof the excess of (i) the Fair Market Value of a specified number of shares of Stock at the time of exercise, as determined by the Committee, over (ii) a specified amount set forth in the Award Agreement granting such SAR which shall not, subject to Section 5(j), be less than the Fair Market Value of such specified number of shares of Stock at the time the SAR is granted. Upon exercise of an SAR, payment of such excess shall be made as the Committee shall specify in the Award Agreement at the time of the grant of the SAR (A) in cash, (B) through the issuance or transfer of whole shares of Stock, including Restricted Stock (but not Deferred Stock), with a Fair Market Value, disregarding any restrictions in the case of Restricted Stock, at such time equal to any such excess, or (C) a combination of cash and shares of Stock with a combined Fair Market Value at such time equal to any such excess, all as determined by the Committee; provided, however, a fractional share of Stock shall be paid in cash equal to the Fair Market Value of the fractional share of Stock, disregarding any restrictions in the case of Restricted Stock, at such time. If the full amount of such value is not paid in Stock, then the shares of Stock representing such portion of the value of the SAR not paid in Stock shall again become available for award under the Plan.

 (j) If the Award granted to an Eligible Participant or Key Employee allows such person to elect to cancel all or any portion of an unexercised option by exercising a related SAR, then the Option price per share of Stock shall be used as the specified price in Section 5(i), to determine the value of the SAR upon such exercise, and, in the event of the exercise of such SAR, the Company’s obligation in respect of such Option or such portion thereof will be discharged by payment of the SAR so exercised. Any shares of Stock reserved but not required for such exercise shall be cancelled and shall not be added back into the total shares available for Awards under the Plan. Any such SAR shall be transferable only by will or by the laws of descent and distribution. During the lifetime of the optionee, such SAR shall be exercisable only by him or her.

6.	Performance Units.

(a) Upon the Award of a Performance Unit to an Eligible Participant or a Key Employee, the Committee shall determine a performance period (the “Performance Period”) of one or more years and shall determine the performance objectives for such Award of a Performance Unit. Performance objectives may vary from Eligible Participant/Key Employee to Eligible Participant/Key Employee and shall be based upon such performance criteria or combination of factors as the Committee may deem appropriate, including, but not limited to, minimum earnings per share, return on equity or performance by a subsidiary or division of the Company; provided, however, in all events such performance criteria shall constitute a substantial risk of forfeiture within the meaning of Code Section 409A. Performance Periods may overlap and Eligible Participants and/or Key Employees may participate simultaneously with respect to Performance Units for which different Performance Periods are prescribed. The applicable Performance Period and performance objectives for such Award shall be specified in the written Award Agreement granting such Performance Unit.

(b) Upon the Award of a Performance Unit to an Eligible Participant or a Key Employee at the beginning of a Performance Period, the Committee shall determine for each Eligible Participant or Key Employee or group of Eligible Participants and/or Key Employees eligible for Performance Units with respect to that Performance Period the range of dollar values, if any, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Participant or Key Employee with respect to such Performance Unit if the relevant measure of Company performance for the Performance Period is met. Such range of dollar values shall be set forth in the Award Agreement granting such Performance Unit.

 (c) If during the course of a Performance Period there shall occur a significant event or events (a “Significant Event”) as determined by the Committee, including, but not limited to, a reorganization of the Company, which the Committee expects to have a substantial effect on a performance objective during such Performance Period, the Committee may revise such objective; provided, however, in all events such revised objective shall constitute a substantial risk of forfeiture within the meaning of Code Section 409A.

(d) If an Eligible Participant or Key Employee terminates service with all Participating Companies during a Performance Period because of death, Total Disability, retirement on or after age 65, or at an earlier age with the consent of the Company, or a Significant Event, as determined by the Committee, that Eligible Participant or Key Employee shall be entitled, at the end of such Performance Period, to payment in settlement of each Performance Unit awarded to such Eligible Participant or Key Employee for such Performance Period (i) based upon the performance objectives satisfied at the end of such Performance Period and (ii) prorated for the portion of the Performance Period during which the Eligible Participant or Key Employee was employed or retained by any Participating Company. If an Eligible Participant or Key Employee terminates service with all Participating Companies during a Performance Period for any other reason, such Eligible Participant or Key Employee shall not be entitled to any payment with respect to that Performance Period unless the Committee shall otherwise provide at the time of the Award of such Eligible Participant’s or Key Employee’s Performance Unit for such Performance Period.

 (e) Each Performance Unit may be paid as specified in the Award Agreement granting such Performance Unit, which may provide for payment (i) all in cash, (ii) in Stock, not including Restricted Stock or Deferred Stock, (together with any cash representing fractional shares of Stock,) with a combined Fair Market Value at such time equal to the dollar value of such Performance Unit except that any fractional share of Stock payable shall be paid in cash equal to the Fair Market Value of the fractional Share of Stock, or (iii) a combination of Stock and cash, and either as a lump sum payment or in annual installments, each commencing as soon as practicable after the end of the relevant Performance Period. If and to the extent the full value of a Performance Unit is not paid in Stock, then the shares of Stock representing the portion of the value of the Performance Unit not paid in Stock shall again become available for award under the Plan.

7.	Restricted Stock.

(a) Restricted Stock may be received by an Eligible Participant or Key Employee either as an Award or, if the Award Agreement granting an Option or SAR so specifies, as the result of an exercise of an Option or SAR. Restricted Stock shall be subject to a restriction period (after which restrictions shall lapse) which shall mean a period commencing on the date the Award is granted and ending on such date or upon the achievement of such performance or other criteria as the Committee shall determine (the “Restriction Period”). The Committee may provide for the lapse of restrictions in installments where deemed appropriate.

(b) Except as otherwise provided in this Section 7, no shares of Restricted Stock received by an Eligible Participant or Key Employee shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period; provided, however, the Restriction Period for any recipient of Restricted Stock shall expire and all restrictions on shares of Restricted Stock shall lapse upon the recipient’s death, Total Disability, retirement on or after age 65 or an earlier age specified in the Award Agreement granting such Restricted Stock.

(c) Except as otherwise provided in Section 7(b) above, if an Eligible Participant or Key Employee terminates employment or service with all Participating Companies for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall, unless the Committee otherwise determines, be forfeited by the recipient and shall be reacquired by the Company, and, in the case of Restricted Stock purchased through the exercise of an Option, the Company shall refund the purchase price paid on the exercise of the Option. Upon such forfeiture, such forfeited shares of Restricted Stock shall again become available for award under the Plan.

(d) The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Restricted Stock delivered under the Plan be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any receipt of Restricted Stock, that the recipient shall have delivered a stock power endorsed in blank relating to the Restricted Stock.

(e) Nothing in this Section 7 shall preclude a recipient of Restricted Stock from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted.

8.	Deferred Stock.

(a) Deferred Stock may be credited to an Eligible Participant or Key Employee as an Award. Deferred Stock shall be subject to a deferral period set forth in the Award Agreement granting such Deferred Stock, which period shall commence on the date the Award is granted and end on such date or upon the achievement of such performance or other criteria as the Committee shall determine (the “Deferral Period”); provided, however, in all events such performance or other criteria shall constitute a substantial risk of forfeiture within the meaning of Code Section 409A. The Committee may provide in the Award Agreement at the time of the Award of Deferred Stock for the expiration of the Deferral Period in installments where deemed appropriate.

 (b) Except as otherwise provided in this Section 8, no Deferred Stock awarded hereunder shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Deferral Period; provided, however, the Deferral Period shall expire upon the recipient’s death, Total Disability, retirement on or after age 65 or an earlier age specified in the Award Agreement at the time the Deferred Stock is awarded or on a date or dates that are nondiscretionary and objectively determinable that is/are set forth in the Award Agreement at the time the Deferred Stock is Awarded.

(c) At the expiration of the Deferral Period, the recipient of Deferred Stock shall be entitled to receive a certificate pursuant to Section 9 for the number of shares of Stock equal to the number of shares of Deferred Stock credited on his or her behalf.

(d) Except as otherwise provided in Section 8(b), if an Eligible Participant or Key Employee terminates employment or service with all Participating Companies for any reason before the expiration of the Deferral Period, all shares of Deferred Stock shall, unless the Committee otherwise determines, be forfeited by the Key Employee or Eligible Participant. Upon such forfeiture, such forfeited shares of Deferred Stock shall again become available for award under the Plan.

9.	Certificates for Awards of Stock; Uncertificated Shares.

(a) Subject to Section 7(d), each Eligible Participant or Key Employee entitled to receive shares of Stock under the Plan shall be issued a certificate for such shares. Such certificate shall be registered in the name of the Eligible Participant or Key Employee and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such shares and shall be subject to appropriate stop-transfer orders.

(b) The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange or quotation system on which the Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any Federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

(c) All certificates for shares of Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Stock is then listed and any applicable Federal or state securities laws; and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 9(c) shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, or if and so long as the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

(d) Except for the restrictions on Restricted Stock or Deferred Stock under Sections 7 and 8, each Eligible Participant or Key Employee who receives an Award of Stock shall have all of the rights of a stockholder with respect to such Stock, including the right to vote the Stock and receive dividends and other distributions; provided, however, no Eligible Participant or Key Employee awarded an Option, an SAR, Performance Unit or Deferred Stock shall have any right as a stockholder with respect to any shares subject to such Award prior to the date of issuance to him or her of a certificate or certificates for such shares.

 (e) Notwithstanding anything in this Plan to the contrary, the Company may, in its sole discretion, issue shares of Stock or Restricted Stock upon the grant, exercise, vesting or settlement of an Award pursuant to the direct registration system, and, in lieu of the issuance of certificated shares, may issue uncertificated shares, to the account of the Eligible Participant or Key Employee. Any prior references in this Section 9 to share certificates shall, in such event, be deemed to refer to uncertificated shares.

10.	Beneficiary.

(a) Each Eligible Participant or Key Employee, as the case may be, shall file with the Committee a written designation, signed by the Eligible Participant or Key Employee, of one or more persons as the Beneficiary who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death, and the designation may name one or more persons as contingent Beneficiaries. An Eligible Participant or Key Employee may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Eligible Participant’s or Key Employee’s death, and in no event shall it be effective as of a date prior to such receipt. Any such designation, or revocation or change of such designation, shall be in such form and manner as the Committee shall determine.

 (b) If no such Beneficiary designation is in effect at the time of an Eligible Participant’s or Key Employee’s death, or if no designated Beneficiary survives the Eligible Participant or Key Employee or if such Beneficiary is not located by the Committee within one year of the death of the Eligible Participant or Key Employee or if such designation conflicts with law, such person’s estate shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefore.

(c) Wherever in this Plan the Committee is directed or authorized to pay an Award to an estate of a deceased participant, the Committee shall pay such Award to the personal representative of such estate, if any has qualified within 12 months of death, and if not, then to the persons who would be entitled to receive the Award under the laws of descent and distribution of the State of Georgia in effect at the date of death of the participant if he or she had died intestate owning such property in fee simple. The determination by the Committee shall be final and the Committee shall be fully protected in paying the Award to the person or persons determined by the Committee in good faith to be entitled thereto irrespective of whether such payments are made to the person or persons who are in fact entitled to receive such Award.

11.	Administration of the Plan.

(a) The Plan shall be administered by a Committee composed of two or more persons, as appointed by the Board and serving at the Board’s pleasure, but unless and until the Committee is actually appointed by the Board, the Board shall function as and in place of the Committee. Each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 or successor rule or regulation.

 (b) All decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

(c) The Committee shall have full power, discretion and authority to interpret, construe, act and administer the Plan and any part thereof, and its interpretations and constructions thereof and actions taken thereunder shall be final, conclusive and binding on all persons for all purposes.

(d) The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among participants in the Plan, whether or not such participants are similarly situated.

(e) The Committee shall keep minutes of its actions under the Plan. The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members of the Committee shall be fully as effective as if made by unanimous vote at a meeting duly called and held.

(f) The Committee may employ such legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, consultants and agents as the Committee may deem appropriate for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computations received from any such consultant or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including, without limitation, meeting fees and expenses and professional fees, shall be paid by the Company.

(g) No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. Each member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against all costs or expenses (including counsel fees) or liabilities (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s own fraud or bad faith. The Company shall pay any member or former member of the Committee or the Board who is entitled to indemnification under this section the expenses (including attorney’s fees) incurred in defending any such action taken against him or her in advance of its final disposition (“hereinafter an “Advancement of Expenses”); provided, however, that, if the Delaware General Corporation Law requires, an Advancement of Expenses to any current Committee or Board member shall be paid only upon receipt by the Company of an undertaking, by or on behalf of such person, to repay such amounts if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses pursuant to this section. Such indemnification shall be in addition to any rights of indemnification the members or former members may have as Directors or under the Bylaws of the Company.

12.	Amendment or Discontinuance.

The Board may at any time amend or terminate the Plan. The Plan may also be amended by the Committee, provided that all such amendments shall be reported to the Board. No amendment shall, without being approved by the affirmative vote of holders of a majority of the shares voted on such amendment at a meeting of the stockholders at which a quorum is present, (i) alter the group of persons eligible for qualified incentive stock options under the Plan, or (ii) increase the maximum number of shares of Stock which are available for Awards under the Plan. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval. No amendment or termination shall retroactively impair the rights of any person with respect to an Award. On or after the occurrence of a Change in Control Event, the Plan may not be amended or terminated until all payments required by Section 14 are made. All such amendments shall be made in compliance with Code Section 409A.

13.	Adjustments in Event of Change in Common Stock.

Subject to compliance with Code Section 409A, in the event of any recapitalization, reclassification, split-up or consolidation of shares of Stock, merger or consolidation of the Company or sale by the Company of all or a substantial portion of its assets, or other event which could distort the implementation of the Plan or the realization of its objectives, the Committee may make such appropriate adjustments in the Stock subject to Awards, including Stock subject to purchase by an Option, or the terms, conditions or restrictions on Stock or Awards as the Committee deems equitable; provided, however, that no such adjustments shall be made on or after the occurrence of a Change in Control Event without the affected participant’s consent.

14.	Change in Control Event.

Notwithstanding anything else herein to the contrary, the Committee may in its discretion take any of the following actions with respect to the occurrence of a Change in Control Event:

(a) All or any portion of any Option or SAR that has not expired and has not otherwise been exercised shall be cashed out in a lump sum cash payment equal to the excess, if any, of the Fair Market Value determined on the date of the Change in Control Event of the shares of Stock, including Restricted Stock, subject to the Option or SAR that is to be cashed out over the exercise price for such shares subject to the Option or SAR as specified in the respective Award Agreement.

(b) The Performance Period applicable to any Performance Unit shall end and the Company shall pay the participant in full settlement of such participant’s Performance Unit a lump sum amount in cash equal to the dollar value of such participant’s Performance Unit; provided, however, if the Committee elects to so provide, the Committee must so specify in the Award Agreement awarding the Performance Unit at the time of grant.

(c) All Restriction Periods applicable to any outstanding Restricted Stock shall end and the Company shall pay the holder of such Restricted Stock a lump sum amount in cash equal to the Current Market Value of the Restricted Stock held by, or on behalf of, the participant in exchange for such Restricted Stock.

(d) All Deferral Periods applicable to any Deferred Stock credited to a participant shall end and the Company shall pay to such participant an amount in cash equal to the Current Market Value of the number of shares of Deferred Stock credited to such participant in full settlement of such Deferred Stock; provided, however, if the Committee elects to so provide, the Committee must so specify in the Award Agreement awarding the Deferred Stock at the time of grant.

 (e) For purposes of this Section 14, “Current Market Value” means the highest Closing Price (defined below) during the period (the “Reference Period”) commencing 30 days prior to the Change in Control Event and ending 30 days after the Change in Control Event; provided, that if the Change in Control Event occurs as a result of a tender offer or exchange offer, or a merger, purchase of assets or stock or other transaction approved by stockholders of the Company, Current Market Value shall mean the higher of (i) the highest Closing Price during the Reference Period or (ii) the highest price paid per share pursuant to such tender offer, exchange offer or transaction. The “Closing Price” on any day during the Reference Period means: (i) if the Stock is actively traded on any national securities exchange, the closing price at which sales of Stock shall have been sold on the most recent trading date immediately prior to the date of determination, as reported by any such exchange selected by the Committee on which the shares of Stock are then traded; or (ii) if the shares of Stock are not actively traded on any such exchange, the average of the closing high “bid” and low “asked” prices for the shares of Stock on the over-the-counter market on the most recent trading date immediately prior to the determination date as determined by the Committee and reported by such system; or (iii) if there are no “bid” and “asked” prices available or if the shares of Stock are not traded on the over-the-counter market, the fair market value of a share of Stock as determined in good faith by the Committee in compliance with Code Section 409A taking into account such relevant facts and circumstances deemed by the Committee to be material to the value of the Stock in the hands of the Eligible Participant or Key Employee, which may include opinions or reports prepared by independent experts.

(f) Any payment arising pursuant to this Section 14 shall be made as soon as practicable after the occurrence of a Change in Control Event, but in no event later than the close of the calendar year during which the Change in Control Event occurs.

15.	Miscellaneous.

(a) Nothing in this Plan or any Award granted hereunder shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time.

(b) No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees unless the Company shall determine otherwise.

(c) No participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments of awards provided for under the Plan shall be paid in cash from the general funds of the Company; provided, however, that such payments shall be reduced by the amount of any payments made to the participant or his or her dependents, beneficiaries or estate from any trust or special or separate fund established by the Company to assure such payments. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the participant shall have no right, title or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind between the Company and any participant. To the extent that any participant acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

 (d) Absence on leave approved by a duly constituted officer of the Company shall not be considered interruption or termination of employment for any purposes of the Plan; provided, however, (i) such leave does not exceed six months, or if longer, so long as the individual retains a right to reemployment with the Participating Company under an applicable statute or by contract, and (ii) that no Award may be granted to an employee while he or she is absent on leave.

 (e) If the Committee shall find that any person to whom any Award, or portion thereof, is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, then any payment due him or her (unless a prior claim therefore has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefore.

(f) The right of any person to any Award payable under the Plan may not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as provided in Section 10 with respect to the designation of a Beneficiary or as may otherwise be required by law. If, by reason of any attempted assignment, transfer, pledge or encumbrance or any bankruptcy or other event happening at any time, any amount payable under the Plan would be made subject to the debts or liabilities of the participant or his or her Beneficiary or would otherwise devolve upon anyone else and not be enjoyed by the participant or his or her Beneficiary, then the Committee may terminate such person’s interest in any such payment and direct that the same be held and applied to or for the benefit of the participant, his or her Beneficiary or any other persons deemed to be the natural objects of his or her bounty, taking into account the expressed wishes of the participant (or, in the event of his or her death, those of his or her Beneficiary) in such manner as the Committee may deem proper.

(g) Copies of the Plan and all amendments, administrative rules and procedures and interpretations shall be made available to all participants’ at all reasonable times at the Company’s headquarters.

(h) The Committee may cause to be made, as a condition precedent to the payment of any Award, or otherwise, appropriate arrangements with the participant or his or her Beneficiary, for the withholding of any federal, state, local or foreign taxes.

(i) The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

 (j) All elections, designations, requests, notices, instructions and other communications from an Eligible Participant or Key Employee, Beneficiary or other person to the Committee, required or permitted under the Plan, shall be in such form as is prescribed from time to time by the Committee and shall be mailed by first class mail or delivered to such location as shall be specified by the Committee.

(k) The terms of the Plan shall be binding upon the Company and its successors and assigns.

(l) Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

(m) The Plan and all Awards granted hereunder shall comply at all times with all laws and regulations of any governmental authority which may be applicable thereto (including Code Section 409A). To the extent that an award granted hereunder is designated as an incentive stock option, it shall comply with Code Section 422, and all provisions of the Plan and the Award Agreement for such Option shall be construed in such manner as to effectuate that intent. Any provision of the Plan or any Award Agreement notwithstanding, a participant shall not be entitled to receive the benefits of Awards and the Company shall not be obligated to pay any benefits to such participant if such exercise, delivery, receipt or payment of benefits would constitute a violation by such individual or the Company of any provision of any such law or regulation. Any reference herein to “compliance with the requirements of Code Section 409A” or words of similar import shall be interpreted to mean application of the terms of the Plan or any Award, or administration of the Plan or any Award, as the case may be, in such a manner that no additional income tax is imposed on a participant pursuant to Code Section 409A(1)(a); provided, however, that this provision shall not limit the application of the $100,000 limit on incentive stock options set forth in Section 5(a). If additional guidance is issued under or modifications are made to Code Section 409A or any other law affecting the awards issued hereunder, the Committee shall take such actions (including amending the Plan or any Award Agreement without the necessity of obtaining the participant’s consent) as it deems necessary, in its sole discretion, to ensure continued compliance with Code Section 409A.